                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          AMERICAN REALTY TRUST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                   PRELIMINARY STATEMENT FOR THE INFORMATION
                 OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                          AMERICAN REALTY TRUST, INC.
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS 75231
                           TELEPHONE: (214) 692-4700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of American Realty Trust, Inc.:

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of American Realty Trust, Inc. (the "Company") will be held at 2:00 p.m., Dallas time, on Monday, October 26, 1998, at 10670 N. Central Expressway, Suite 600, Dallas, Texas 75231, to consider and vote upon the following matters:

              (1)      the election of five Directors of the Company;

              (2)      a proposal to approve the Company's Director Stock
     Option Plan;

              (3) a proposal to authorize and approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Special Stock from 20,000,000 to 50,000,000; and

              (4) the transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only Stockholders of record at the close of business on Wednesday, September 23, 1998, will be entitled to vote at the Annual Meeting. Stockholders are cordially invited to attend the Annual Meeting in person.

     Regardless of whether you plan to be present at the Annual Meeting, please promptly date, mark, sign and mail the enclosed proxy to American Stock Transfer and Trust Company in the envelope provided. Any Stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York,

New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING. Your vote is important, regardless of the number of shares of the Company's common stock ("Shares") you own.

Dated: September 24, 1998

                                       BY ORDER OF THE BOARD OF DIRECTORS
                                       OF AMERICAN REALTY TRUST, INC.



                                       ------------------------------------
                                       Robert A. Waldman
                                       Secretary


                                   IMPORTANT

         YOU CAN HELP THE COMPANY AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE ANNUAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

           FAILURE TO VOTE MAY SUBJECT THE COMPANY TO FURTHER EXPENSE

         If your Shares are held in the name of a brokerage firm, nominee or other institution, only it can vote your Shares. Please contact promptly the person responsible for your account and give instructions for your Shares to be voted.

                   PRELIMINARY STATEMENT FOR THE INFORMATION
                 OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                          AMERICAN REALTY TRUST, INC.
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS 75231
                           TELEPHONE: (214) 692-4700

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 26, 1998

                        GENERAL STOCKHOLDER INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Realty Trust, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") for a vote upon (1) the election of five Directors, (2) a proposal to approve the Company's Director Stock Option Plan; (3) a proposal to authorize and approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of special stock from 20,000,000 to 50,000,000; and
(4) the transaction of such other business as may properly come before the meeting or any adjournments thereof. The Annual Meeting will be held at 2:00 p.m., Dallas time, on Monday, October 26, 1998 at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231.

         The Company's financial statements for the year ended December 31, 1997 were audited by BDO Seidman. Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to appropriate questions, and such representatives will have an opportunity to make a statement if they desire to do so. This Proxy Statement and the accompanying proxy are first being mailed to Stockholders on or about September 24, 1998. The Annual Report to Stockholders for the year ended December 31, 1997, has been mailed to all Stockholders under separate cover.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AND OF THE EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED FREE OF CHARGE BY WRITING TO:

                               INVESTOR RELATIONS
                          AMERICAN REALTY TRUST, INC.
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS 75231


STOCKHOLDERS ENTITLED TO VOTE

         Only holders of record of issued and outstanding shares of the Company's common stock (the "Shares") at the close of business on Wednesday, September 23, 1998, (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on September 23, 1998 there were [10,755,584] Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date.

VOTING OF PROXIES

         When the enclosed proxy is properly executed and returned, the Shares represented thereby will be voted at the Annual Meeting in accordance with the instructions noted thereon. As to the election of the five Directors (Proposal
One), Stockholders may choose to vote for the nominees or to withhold authority for voting for any of the nominees. As to the proposal to approve the Company's Director Stock Option Plan ("Proposal Two") and the proposal to authorize and approve the amendment to the Articles of Incorporation to increase the number of authorized Shares of Special Stock ("Proposal Three"), Stockholders may choose to vote for, against or abstain from voting on each such proposal. In the absence of other instructions, the Shares represented by a properly executed and submitted proxy will be voted in favor of each of the nominees for election to the Board of Directors and in favor of Proposal Two and Proposal Three. The Board of Directors does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

VOTE REQUIRED FOR APPROVAL

         Pursuant to Section 3.2 of the By-laws of the Company, election of any Director requires the affirmative vote of a plurality of the votes cast at a meeting of Stockholders at which a quorum is present and voting. Pursuant to Section 14-2-725 of the Georgia Business Corporation Code, Proposal Two must be adopted by the affirmative vote of a plurality of the votes cast at the meeting. Pursuant to Section 14-2-1003 of the Georgia Business Corporation Code, Proposal Three must be adopted by the affirmative vote of a majority of the shares outstanding and entitled to vote thereon. Abstentions and broker non-votes, if any, will not be included in vote totals, and, as such, will have no effect on any proposal. Section 2.5 of the By-laws of the Company provides that a majority of the outstanding Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any such meeting.

         As of September [____], 1998, management and affiliates held [7,219,678] Shares representing approximately [67.1%] of the Shares outstanding. Management intends to vote such Shares for each of the proposals in accordance with the recommendation of the Board of Directors.

REVOCATION OF PROXIES

         A proxy is enclosed herewith. Any Stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

FUTURE PROPOSALS OF STOCKHOLDERS

         Any proposal intended to be presented by a Stockholder at the 1999 Annual Meeting of Stockholders of the Company must be received at the principal office of the Company not later than March 31, 1999, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

NOMINEES

         The following persons have been nominated to serve as Directors of the
Company: Karl L. Blaha, Roy E. Bode, Oscar Cashwell, Al Gonzalez and Cliff Harris. Each of the five nominees is currently a Director of the Company and has been nominated by the Board of Directors to serve for an additional term until the next Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a Director if elected. When a proxy is properly executed and returned, the Shares represented thereby will be voted in favor of the election of each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Directors.
If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the board of Directors takes action to reduce the number of Directors, for such other person(s) as he or she may select in place of such nominee(s).

         The five nominees are listed below, together with their ages, terms of service, all positions and offices with the Company or the Company's advisor, Basic Capital Management, Inc. ("BCM"), other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Director, means that the Director is an officer, director or employee of BCM, or an officer of the Company. The designation "Independent", when used below with respect to a Director, means that the Director is neither an officer of the Company nor a director, officer or employee of BCM, although the Company may have certain business or professional relationships with such Director, as discussed below under "Certain Business Relationships and Related Transactions".

                          NAME, PRINCIPAL OCCUPATIONS,
                     BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                    AGE
                                                                                    ---
         KARL L. BLAHA:   Director (Affiliated) (since 1996).                       50
                          President (since October 1993) and
                          Executive Vice President and Director
                          of Commercial Management (April 1992
                          to October 1993).

         Executive Vice President and Director of Commercial Management (April 1992 to August 1995) and Executive Vice President - Commercial Asset Management (since July 1997) of BCM, Transcontinental Realty Investors, Inc. ("TCI"), Continental Mortgage and Equity Trust ("CMET"), Income Opportunity Realty Investors, Inc. ("IORI") and Syntek Asset Management, Inc. ("SAMI"), the managing general partner of Syntek Asset Management, L.P. ("SAMLP"), which is the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP") and a corporation owned by BCM; Executive Vice President (October 1992 to July 1997) of Carmel Realty, Inc. ("Carmel Realty"), a company affiliated with BCM which provides real estate brokerage services and commercial property management services; Executive Vice President and Director of Commercial Management (April 1992 to February 1994) of National Income Realty Trust ("NIRT") and Vinland Property Trust ("VPT"); Partner - Director (August 1988 to March 1992) of National Real Estate Operations of First Winthrop Corporation; Corporate Vice President (April 1984 to August 1988) of Southmark Corporation ("Southmark"); and President (March 1986 to August 1988) of Southmark Commercial Management.

         ROY E. BODE:     Director (Independent) (since 1996).                      50

         Vice President of Public Affairs (since May 1992) of
         University of Texas Southwestern Medical Center; Editor
         (June 1988 to December 1991) of Dallas Times Herald; and
         Executive Board Member (since October 1996) of Yellow
         Rose Foundation for Multiple Sclerosis Research.

         OSCAR W. CASHWELL: Director (Affiliated) (since 1992).                     71

         President (February 1994 to August 1995) of CMET, IORI and TCI; Executive Vice President (August 1995 to January
         1997), President and  Director of Property and Asset
         Management (January 1994 to August 1995) and Assistant to the President, Real Estate Operations (July 1989 to
         December 1993) of BCM; President (February 1994 to August

         1995) and Director (March 1994 to August 1995) of SAMI;
         and Assistant to the President, Real Estate Operations
         (March 1982 to June 1989) of Southmark.

         AL GONZALEZ: Director (Independent) (since 1989).                          61

         President (since March 1991) of AGE Refining, Inc.;
         President (January 1988 to March 1991) of Moody-Day
         Inc.; owner and President of Gulf-Tex Construction
         Company; owner and lessor of two restaurant sites in Dallas, Texas; Director (since April 1990) of Avacelle, Inc.
         ("Avacelle"); Director (1988 to 1992) of Greenbriar Corp.;
         and member (1987 to 1989) of the Dallas City Council.

         On March 18, 1992, Avacelle filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code and an Order confirming its Plan of Reorganization was entered
         October 18, 1993 by the United States  Bankruptcy Court,
         Northern Division of Oklahoma. On April 22, 1997, Avacelle again filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code.

         CLIFF HARRIS: Director (Independent) (since 1997).                         49

         President (since 1995) of Energy Transfer Group, L.L.C.;
         Project Development Vice President (1990 to 1995) of
         Marsh & McLennan; Vice Chairman (1990-1997) of the Dallas
         Rehabilitation Institute; Director (since 1992) of Court
         Appointed Special Advocates; and Director (since 1989) of the NFL Alumni Association.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

         The Company's Board of Directors held seventeen meetings during 1997. For such year, no incumbent Director attended fewer than 75% of (i) the total number of meetings held by the Board during the period for which he had been a Director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

         The Board of Directors has an Audit Committee, the function of which is to review the Company's operating and accounting procedures. The current members of the Audit Committee are Messrs. Gonzalez (Chairman)and Bode. The Audit Committee met three times during 1997.

         The Company's Board of Directors does not have nominating or compensation committees.

EXECUTIVE OFFICERS

         The following persons currently serve as executive officers of the
Company: in addition to Karl L. Blaha, Bruce A. Endendyk, Executive Vice President; Thomas A. Holland, Executive Vice President and Chief Financial Officer; Steven K. Johnson, Executive Vice President - Residential Asset Management; and Randall M. Paulson, Executive Vice President. Their positions with the Company are not subject to a vote of Stockholders. The age, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of Messrs. Endendyk, Holland and Paulson is set forth below.


                         NAME, PRINCIPAL OCCUPATIONS,
                    BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                    AGE
                                                                                    ---
         BRUCE A. ENDENDYK: Executive Vice President (since                         50
                            January 1995).

         President (since January 1995) of Carmel Realty;
         Executive Vice President (since January 1995) of BCM,
         SAMI, CMET, IORI and TCI; Management Consultant (November
         1990 to December 1994); Executive Vice President (January
         1989 to November 1990) of Southmark; President and Chief
         Executive Officer (March 1988 to January 1989) of
         Southmark Equities Corporation; and Vice President /
         Resident Manager (December 1975 to March 1988) of Coldwell
         Banker Commercial Real Estate Services in Houston, Texas.

         THOMAS A. HOLLAND: Executive Vice President and Chief                      55
                            Financial Officer (since August
                            1995) and Senior Vice President and
                            Chief Accounting Officer (July
                            1990 to August 1995).

         Executive Vice President and Chief Financial Officer (since August
         1995) and Senior Vice President and Chief Accounting Officer (July
         1990 to August 1995) of BCM, SAMI, TCI, CMET and IORI; Secretary
         (since February 1997) of TCI, CMET and IORI; Senior Vice President and
         Chief Accounting Officer (July 1990 to February 1994) of NIRT and VPT;
         Vice President and Controller (December 1986 to June 1990) of
         Southmark; Vice President - Finance (January 1986 to December 1986) of
         Diamond Shamrock Chemical Company; Assistant Controller (May 1976 to
         January 1986) of Maxus Energy Corporation (formerly Diamond Shamrock
         Corporation); Trustee (August 1989 to June 1990) of Arlington Realty
         Investors; and Certified Public Accountant (since 1970).

         STEVEN K. JOHNSON: Executive Vice President (since                         41
                            August 1998).

         Chief Operating Officer (January 1993 to August 1998) of
         Garden Capital, Inc.; Executive Vice President (December
         1994 to August 1998) of Garden Capital Management, Inc.;
         Vice President (August 1991 to January 1993) of SHL
         Properties Realty Advisors, Inc. and SHL Acquisition
         Corporation II and III; Vice President (August 1990 to
         August 1991) of BCM, SAMI, ART, CMET, IORI, TCI, NIRT and VPT.

         RANDALL M. PAULSON: Executive Vice President (since                        52
                             January 1995).

         President (since August 1995) and Executive Vice
         President (January 1995 to August 1995) of SAMI, CMET,
         IORI and TCI and (October 1994 to August 1995) of BCM;
         Director (since August 1995) of SAMI; Vice President
         (1993 to 1994) of GSSW, LP, a joint venture of Great
         Southern Life and Southwestern Life; Vice President
         (1990 to 1993) of Property Company of America Realty, Inc.;
         President (1990) of Paulson Realty Group; President (1983 to 1989) of Johnstown Management Company; and Vice President
         (1979 to 1982) of Lexton-Ancira.

OFFICERS

         Although not executive officers of the Company, the following persons currently serve as officers of the Company: Robert A. Waldman, Senior Vice President, General Counsel and Secretary; and Drew D. Potera, Vice President and Treasurer. Their positions with the Company are not subject to a vote of Stockholders. Their ages, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

                         NAME, PRINCIPAL OCCUPATIONS,
                    BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                    AGE
                                                                                    ---
         ROBERT A. WALDMAN:  Senior Vice President and General                      46
                             Counsel (since January 1995),
                             Secretary (since December 1989)
                             and Vice President (January 1993
                             to January 1995).

         Senior Vice President and General Counsel (since January 1995),
         Vice President (since December 1990) and Secretary (December
         1993 to February 1997) of CMET, IORI and TCI; Senior Vice
         President and General Counsel (since November 1994), Vice
         President and Corporate Counsel (November 1989 to November 1994) and Secretary (since November 1989) of BCM; Senior Vice
         President and General Counsel (since January 1995), Vice
         President (April 1990 to January 1995) and Secretary (since
         December 1990) of SAMI; Vice President (December 1990 to
         February 1994) and Secretary (December 1993 to February 1994) of NIRT and VPT; and Director (February 1987 to October 1989),
         General Counsel and Secretary (1985 to October 1989) of Red
         Eagle Resources Corporation (oil and gas).

         DREW D. POTERA:     Vice President (since December 1996)                   39
                             Treasurer (since August 1991) and
                             Assistant Treasurer (December 1990
                             to August 1991).

         Vice President (since December 1996) and Treasurer (since December
         1990) of IORI, CMET and TCI; Vice President, Treasurer and Securities Manager (since July 1990) of BCM; Vice President and Treasurer (since February 1992) of SAMI; Treasurer (December 1990 to February 1994) of NIRT and VPT; and Financial Consultant (June 1985 to June 1990) with Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

         In addition to the foregoing officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

         Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's Shares of Common Stock are required to report their ownership of the Company's Shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during 1997. All of these filing requirements were satisfied by the Company's Directors and executive officers and ten percent holders. In making these statements, the Company has relied on the written representations of its incumbent Directors and executive officers and its ten percent holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

         Although the Company's Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by BCM, a contractual advisor under the supervision of the Company's Board of Directors. The duties of the advisor include, among other things, investigating, evaluating and recommending real estate and mortgage loan investment opportunities as well as financing and refinancing sources for the Company. The advisor also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Company's Board of Directors.

         BCM has served as advisor to the Company since February 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips, who served as the Chairman of the Board and a Director of the Company until November 16, 1992. Gene E. Phillips also served as a director of BCM until December 22, 1989 and as Chief Executive Officer of BCM until September 1, 1992. Ryan T. Phillips, the son of Gene E. Phillips and a Director of the Company until June 1996, is also a director of BCM and a trustee of the trust for the benefit of the children of Mr. Phillips which owns BCM. Mr. Cashwell, a Director of the Company, served as Executive Vice President of BCM until January 1997. Mr. Blaha, the President and a Director of the Company, serves as Executive Vice President-Commercial Asset Management of BCM. Mr. Paulson, an Executive Vice President of the Company, also serves as President of BCM, SAMI, CMET, IORI and TCI and as the sole director of SAMI.

         Gene E. Phillips serves as a representative of the trust, for the benefit of his children, which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. As of September [_____], 1998, BCM owned 5,607,526 shares of the Company's Common Stock, approximately [52.2%] of the Shares then outstanding.

         The Advisory Agreement provides for the advisor to receive monthly base compensation at the rate of 0.125% (1.5% on an annualized basis) of the average of the aggregate book value of the Company's assets invested in equity interests in and loans secured by real estate before non-cash reserves (the "Average Invested Assets").

         On October 23, 1991, based on the recommendation of BCM, the Company's Board of Directors approved a reduction in the advisor's base fee by 50% effective October 1, 1991. This reduction remains in effect until the Company's earnings for the four preceding quarters equals or exceeds $.50 per share.

         In addition to base compensation, BCM or an affiliate of BCM, receives the following forms of additional compensation:

                 (a) an acquisition fee for locating, leasing or purchasing real estate for the Company in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or (ii) up to 6% of the costs of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers;

                 (b) a disposition fee for the sale of each equity investment in real estate in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or (ii) 3% of the sales price of each property, exclusive of fees, if any, paid to non-affiliated brokers;

                 (c) a loan arrangement fee in an amount equal to 1% of the principal amount of any loan made to the Company arranged by BCM;

                 (d) an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any, realized from sales of assets; and

                 (e) a mortgage placement fee, on mortgage loans originated or purchased, equal to 50%, measured on a cumulative basis, of the total amount of mortgage origination or placement fees on mortgage loans made by the Company for the fiscal year.

         The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees, excluding fees paid to the Company's Directors; rent and other office expenses of both BCM and the Company (unless the Company maintains office space separate from that of BCM); costs not directly identifiable to the Company's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by BCM of its duties under the Advisory Agreement.

         If and to the extent that the Company shall request BCM, or any director, officer, partner or employee of BCM, to render services to the Company other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time. The Company has requested that BCM perform loan administration functions, and the Company and BCM have entered into a separate agreement, as described below.

         The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. The Company's management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

         Pursuant to the Advisory Agreement, BCM is the loan administration/servicing agent for the Company, under an agreement dated as of October 4, 1989, and terminable by either party upon thirty days' notice, under which BCM services most of the Company's mortgage notes and receives as compensation a monthly fee of 0.125% of the month-end outstanding principal balances of the loans serviced.

         Situations may develop in which the interests of the Company are in conflict with those of one or more Directors or officers of the Company in their individual capacities or of BCM, or of their respective affiliates. In addition to services performed for the Company, as described above, BCM actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate development and financing, including CMET, TCI and IORI. BCM also performs certain administrative services for NRLP on behalf of NRLP's general partner, SAMLP. The Advisory Agreement provides that BCM may also serve as advisor to other entities. As advisor, BCM is a fiduciary of the Company's public investors. In determining to which entity a particular investment opportunity will be allocated, BCM will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each such entity's existing mortgage note and real estate portfolio and which entity has had uninvested funds for the longest period of time. To the extent any particular investment opportunity is appropriate to more than one such entity, such investment opportunity will be allocated to the entity that has had uninvested funds for the longest period of time or if appropriate, the investment may be shared among various entities. See "Certain Business Relationships and Related Party Transactions - Certain Business Relationships" below.

The directors and principal officers of BCM are set forth below:

                 MICKEY N. PHILLIPS:               Director

                 RYAN T. PHILLIPS:                 Director

                 RANDALL M. PAULSON:               President

                 KARL L. BLAHA:                    Executive Vice President -
                                                   Commercial Asset Management

                 BRUCE A. ENDENDYK:                Executive Vice President

                 THOMAS A. HOLLAND:                Executive Vice President and
                                                   Chief Financial Officer

                 STEVEN K. JOHNSON:                Executive Vice President -
                                                   Residential Asset Management

                 A. CAL ROSSI, JR.:                Executive Vice President

                 COOPER B. STUART:                 Executive Vice President

                 CLIFFORD C. TOWNS, JR.:           Executive Vice President -
                                                   Finance

                 DAN S. ALLRED:                    Senior Vice President -
                                                   Land Development

                 ROBERT A. WALDMAN:                Senior Vice President,
                                                   General Counsel and Secretary

                 DREW D. POTERA:                   Vice President, Treasurer
                                                   and Securities Manager

         Mickey N. Phillips is the brother of Gene E. Phillips and Ryan T. Phillips is the son of Gene E. Phillips. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company. As of September [___], 1998, BCM owned 5,607,526 Shares of the Company's Common Stock, [52.2%] of the Company's then outstanding Shares.

PROPERTY MANAGEMENT

         Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides property management services for a fee of 5% or less of the monthly gross rents collected on the properties under management. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) First Equity Properties, Inc. ("First Equity"), which is 50% owned by BCM (ii) Gene E. Phillips and (iii) a trust for the benefit of the children of Gene E. Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's hotels, shopping centers, its office building and the Denver Merchandise Mart to Carmel Realty, which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

REAL ESTATE BROKERAGE

         Affiliates of BCM provide real estate brokerage services to the Company and receive brokerage commissions in accordance with the Advisory Agreement.

EXECUTIVE COMPENSATION

         The Company has no employees, payroll or employee benefit plans and pays no compensation to executive officers of the Company. The Directors and executive officers of the Company who are also officers or employees of the Company's Advisor are compensated by the Advisor. Such affiliated Directors and executive officers of the Company perform a variety of services for the Advisor and the amount of their compensation is determined solely by the Advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

         The only direct remuneration paid by the Company is to those Directors who are not officers or employees of BCM or its affiliated companies. Until April 1, 1998, the Company compensated such Independent Directors at a rate of $5,000 per year, plus $500 per Board of Directors meeting attended and $300 per Committee meeting attended. During 1997, $48,673 was paid to Independent Directors in total Directors' fees for all meetings, as follows: Roy E. Bode, $14,900; Dale A. Crenwelge, $15,340; Al Gonzalez, $13,100; and Cliff Harris, $5,333.

         Effective April 1, 1998, the Company compensates Independent Directors at the rate of $20,000 per year, plus $300 per Committee meeting attended. In addition, the Chairman of the Audit Committee receives an annual fee of $500.

         In July 1997, the Company's Board of Directors, including all of the Independent Directors, approved the Company's 1997 Stock Option Plan (the "Plan"). The Plan was approved by the Stockholders at the Company's Annual Meeting held in January 1998. As of December 31, 1997, there were no stock options outstanding under the Plan.

Performance Graph

The following graph compares the cumulative total stockholder return on the Company's shares of Common Stock with the Dow Jones Equity Market Index ("DJ Equity Index") and the Dow Jones Real Estate Investment Index ("DJ Real Estate Index"). The comparison assumes that $100 was invested on December 31, 1992 in shares of the Company's Common Stock and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                                   [CHART]

                                        1992           1993          1994         1995          1996          1997
  THE COMPANY                           100.00        194.02        208.00        236.00        427.92        479.98
  DJ EQUITY INDEX                       100.00        109.95        110.76        152.49        187.63        251.34
  DJ REAL ESTATE INDEX                  100.00        117.07        111.35        137.60        184.73        220.96

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Security Ownership of Management. The following table sets forth the ownership of Shares of the Company's Common Stock, both beneficially and of record, both individually and in the aggregate, for the Directors and executive officers of the Company, as of the close of business on September [_____], 1998.

                                      Amount and Nature
Name and Address of                     of Beneficial                  Percent of
Beneficial Owner                         Ownership                      Class(1)
-------------------                   ----------------                 ----------
All Directors and Executive           [7,219,678](2)(3)                 [67.1%]
Officers as a group                              (4)(5)
(9 persons)

-----------------------

(1) Percentage is based upon [10,755,584] Shares outstanding on September [_____], 1998.

(2) Includes 818,008 Shares owned by CMET over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of CMET. Also includes 195,732 Shares owned by NOLP over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of SAMI, the managing general partner of SAMLP, the general partner of NOLP. The executive officers of the Company disclaim beneficial ownership of such Shares.

(3) Includes [5,607,526] Shares owned by BCM over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of BCM. The executive officers of the Company disclaim beneficial ownership of such Shares.

(4) Includes 2,432 Shares owned directly over which Thomas A. Holland and his wife jointly hold voting and dispositive power, and an additional 332 Shares held by Mr. Holland in an individual retirement account.

(5) Includes 500,000 shares owned by ND Investments, Inc., a wholly-owned subsidiary of the Company.

     Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Company's Common Stock both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be the owner of more than 5% of the Shares of the Company's Common Stock as of the close of business on September [_____], 1998.

                                            Amount and Nature
Name and Address of                           of Beneficial                     Percent of
Beneficial Owner                               Ownership                         Class(1)
-------------------                         -----------------                   ----------
Basic Capital Management, Inc.                  5,607,526                          52.2%
   10670 N. Central Expressway
   Suite 300
   Dallas, Texas 75231

Davister Corp./Nanook Partners, L.P.            1,669,436(2)                       15.5%
   10670 N. Central Expressway
   Suite 501
   Dallas, Texas 75231

Continental Mortgage and Equity Trust             818,088(3)                        7.6%
   10670 N. Central Expressway
   Suite 300
   Dallas, Texas 75231

Ryan T. Phillips                                5,705,858(4)                       53.0%
   10670 N. Central Expressway
   Suite 600
   Dallas, Texas 75231

(1) Percentage is based on [10,755,584] Shares of Common Stock outstanding on September [_____], 1998.

(2) Each of the directors of Davister Corp., Ronald F. Akin and Ronald F. Bruce, may be deemed to be the beneficial owners of such Shares by virtue of their positions as directors of Davister Corp. The directors of Davister Corp. disclaim beneficial ownership of such Shares.

(3) Each of the Trustees of CMET, Richard W. Douglas, Larry E. Harley, R. Douglas Leonhard, Murray Shaw, Ted P. Stokely, Martin L. White and Edward G. Zampa, may be deemed to be the beneficial owners of such Shares by virtue of their positions as Trustees of CMET. The Trustees of CMET disclaim such beneficiary ownership.

(4) Includes [5,607,526] Shares owned by BCM over which Ryan T. Phillips may be deemed to be the beneficial owner by virtue of his position as a director of BCM. Mr. Phillips disclaims beneficial ownership of such Shares. Also, includes 98,332 Shares owned by the Gene E. Phillips Children's Trust. Ryan T. Phillips is a beneficiary of such trust.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Policies with Respect to Certain Activities. The By-laws of the Company, as amended, provide, in accordance with Georgia law, that no contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Company's Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her votes are counted for such purpose, if one or more of the following three conditions are met: (i) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Company's Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; (ii) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by vote of such Stockholders; or (iii) the contract or transaction is fair to the Company as of the time it is authorized, approved or ratified by the Company's Board of Directors, a committee thereof, or the Stockholders.

         The Company's policy is to have such contracts or transactions approved or ratified by a majority of the disinterested Directors of the Company with full knowledge of the character of such transactions, as being fair and reasonable to the Stockholders at the time of such approval or ratification under the circumstances then prevailing. Such Directors also consider the fairness of such transactions to the Company. Management believes that, to date, such transactions have represented the best investments available at the time and that they were at least as advantageous to the Company as other investments that could have been obtained.

         The Company expects to enter into future transactions with entities the officers, trustees, directors or stockholders of which are also officers, Directors or Stockholders of the Company if such transactions would be beneficial to the operations of the Company and consistent with the Company's then-current investment objectives and policies, subject to approval by a majority of disinterested Directors as discussed above.

         The Company does not prohibit its officers, Directors, Stockholders or related parties from engaging in business activities of the types conducted by the Company.

CERTAIN BUSINESS RELATIONSHIPS

         As mentioned above, BCM is a corporation of which Messrs. Blaha, Endendyk, Holland, Johnson and Paulson serve as executive officers. BCM is beneficially owned by a trust for the benefit of the children of Gene E. Phillips, trustee of which is Ryan T. Phillips. Ryan T. Phillips is the son of Gene E. Phillips and serves as a director of BCM and served as a Director of the Company until June 1996.

         Mr. Paulson, an Executive Vice President of the Company, is the President of CMET, IORI and TCI, and owes fiduciary duties to such entities as well as to BCM under the applicable law. CMET, IORI and TCI have the same relationship with BCM as does the

Company. In addition, BCM has been engaged to perform certain administrative functions for NRLP and NOLP. Gene E. Phillips is a general partner of SAMLP, NRLP's and NOLP's general partner, and until May 1996, served as Chief Executive Officer and director of SAMLP's managing general partner, SAMI. BCM is the sole stockholder of SAMI. The Company owns a 96% limited partner interest in SAMLP.

         In March 1994, an entity affiliated with Ryan T. Phillips, a Director of the Company until June 1996, advanced BCM $893,000 on an unsecured demand note. The note bears interest at 10% per annum with interest only payable monthly. In February 1998, an entity affiliated with Ryan T. Phillips advanced BCM an additional $1.7 million also on an unsecured demand note. This note bears interest at 7.5% per annum with interest only payable monthly.

         BCM has advanced an entity affiliated with Ryan T. Phillips $1.1 million on an unsecured demand note. The note bore interest at 10% per annum with interest only payable monthly. The note was paid in full in February 1998.

         Since February 1, 1990, the Company has contracted with affiliates of BCM for property management services. Currently, Carmel, Ltd. provides such property management services. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) First Equity, a company which is 50% owned by BCM, (ii) Gene E. Phillips and (iii) a trust for the benefit of the children of Gene E. Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's hotels, shopping centers, its office building and the Denver Merchandise Mart to Carmel Realty, Inc., which is a company owned by First Equity.

         Affiliates of BCM provide brokerage services to the Company and receive brokerage commissions in accordance with the Advisory Agreement.

         The Company owns an equity interest in each of CMET, IORI, TCI, NRLP and SAMLP. In addition, CMET and NRLP own a beneficial interest in the Company and SAMLP owns a beneficial interest in TCI.

RELATED PARTY TRANSACTIONS

         At December 31, 1996, the Company held a mortgage note receivable secured by an apartment complex in Merrillville, Indiana, with a principal balance of $3.5 million. The property is owned by a subsidiary of Davister Corp., a general partner in a partnership that owns approximately 15.6% of the Company's outstanding shares of Common Stock. The note matured in December 1996. The Company and borrower agreed to extend the note's maturity date to December 2000. As additional collateral for this loan, the Company received a second lien mortgage on another property owned by the Borrower as well as the Borrower's guarantee of the loan. In May 1997, the note plus accrued but unpaid interest was paid in full.

         BCM has entered into put agreements with certain holders of the Class A limited partner units of Ocean Beach Partners, L.P. Such Class A units are convertible into Series D Cumulative Preferred Stock of the Company. The put price of the Series D Preferred Stock is $20.00 per share plus accrued but unpaid dividends.

         BCM has also entered into put agreements with the holders of the Class A limited partner units of Valley Ranch Limited Partnership. Such Class A units are convertible into Series E Cumulative Convertible Preferred Stock of the Company which is further convertible into Common Stock of the Company. The put price for the Class A units is $1.00 per unit and the put price for either the Series E Preferred Stock or the Company's Common Stock is 80% of the average daily closing price of the Company's Common Stock on the 20 previous trading days.

         BCM has also entered into put agreements with the certain holders of the Company's Series F Cumulative Convertible Preferred Stock. The put price for the Series F Preferred Stock is $10.00 per share plus any accrued and unpaid dividends for up to a maximum of 50,000 shares of Series F Preferred Stock.

         In August 1996, the Company obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of CMET, IORI and TCI owned by the Company and Common Stock of the Company owned by BCM with a market value at the time of $4.0 million. The Company received $2.0 million in net cash after the payment of closing costs associated with the loan. The loan was paid in full by the proceeds of a new $4.0 million loan from another financial institution secured by a pledge of equity securities of CMET, IORI and TCI owned by the Company and Common Stock of the Company owned by BCM with a market value at the time of $10.4 million. The Company received $2.0 million in net cash after the payoff of the $2.0 million loan.

         In September 1996, the August 1996 lender made a second $2.0 million loan. The second loan is also secured by a pledge of equity securities of the CMET, IORI and TCI owned by the Company and Common Stock of the Company owned by BCM with a market value of $9.1 million. The Company received $2.0 million in net cash after payment of closing costs associated with the loan. The loan matured in July 1998.

         In January 1998, the December 1997 lender made a second $2.0 million loan. This loan is also secured by a pledge of Common Stock of the Company owned by BCM with a market value at the time o $4.7 million. The Company received $2.0 million in net cash.

         In 1997, the Company paid BCM and its affiliates $2.6 million in advisory and mortgage servicing fees; $7.6 million in real estate brokerage commissions; $592,000 in loan arrangement fees and $865,000 in property management fees paid to subcontractors, other than Carmel Realty. In addition, as provided in the Advisory Agreement, in 1997 BCM received cost reimbursements from the Company of $1.8 million.

         In October 1997, the Company entered into leases with BCM and Carmel Realty for space at the Company's One Hickory Center Office Building, which is currently under construction. The BCM lease, effective upon the completion of the building, is for 50,574 square feet (approximately 50% of the building), has a term of ten years and provides for annual base rent of $974,000 per year for the first year or $19.25 per square foot increasing to $1.3 million in the tenth year or $24.90 per square foot. The Carmel Realty lease, also effective upon completion of the building, is for 25,278 square feet (approximately 25% of the building) has a term of 15 years, and provides for annual base rent of $487,050 per year for the first year or $19.25 per square foot increasing to $964,000 in the fifteenth year or $38.15 per square foot.

         Effective January 1, 1998, Carmel Realty entered into a master lease for 23,813 square feet of space at the Company's Denver Merchandise Mart. The lease has a term of three years and provides for annual rent of $358,000 or $15.00 per square foot.

                                 PROPOSAL TWO:
                     APPROVAL OF DIRECTOR STOCK OPTION PLAN

BACKGROUND AND DESCRIPTION

         The Board of Directors of the Company has reviewed various arrangements for compensation of Directors, which do not include a program enabling Directors who are not also officers or key employees of the Company or its Advisor to participate in the Company's growth through stock ownership except for purchases of Shares in the open market. The Board of Directors believes that a program fostering share ownership by Directors who are "independent" will promote the long-term financial success of the Company by attracting and retaining outstanding Directors and providing incentives to such Directors through grants of Share Options linked to continued improvements in the Company's earnings.

         On May 20, 1998, by unanimous vote of the Board of Directors, the Company adopted the Directors Stock Option Plan (the "Plan") subject to approval by the Stockholders of the Company at the next meeting of the Stockholders, whether Annual or Special, by a majority of votes cast on such Plan, provided that the total vote cast thereon represents over 50% in interest of all voting securities of the Company entitled to vote thereon. The Company does not presently have any formal bonus, profit sharing, pension, retirement, stock option, stock purchase or deferred compensation plan for any of the Directors except for the proposed Stock Option Plan.

         The Plan will be effective on the date the Plan is approved by the Stockholders at the Annual Meeting. The principal features of the Plan are summarized below. THIS SUMMARY, WHICH CONTAINS ALL OF THE MATERIAL FEATURES OF THE PLAN, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PLAN WHICH IS ANNEXED AS APPENDIX TO THIS PROXY STATEMENT.

ADMINISTRATION AND ELIGIBILITY; ADJUSTMENT, AMENDMENT AND TERMINATION

         Because Options to be granted under the Plan are automatic and non-discretionary, the Plan is largely self administered. To the extent necessary, the Board of Directors is authorized to administer the Plan. In the event of a stock dividend, stock split, stock combination or other reduction in issued shares, merger, consolidation, recapitalization or sale or exchange of all of the assets or dissolution of the Company, the Board of Directors is required to adjust the number and type of shares authorized by the Plan and subject to outstanding grants of Options, as well as Option prices of any outstanding Stock Options, to prevent in enlargement or dilution of rights.
The Board of Directors may suspend or terminate the Plan at any time or amend the Plan from time to time without Stockholder approval, but no amendment, suspension or termination shall impair the rights of any Director under outstanding Options. However, without Stockholder approval (to the extent required by law or agreement) no amendment may be made which would (a) materially increase the number of Shares issuable under the Plan (other than pursuant to the adjustment provisions described above, (b) materially modify the requirements as to eligibility for participation, or (c) materially increase the benefits accruing to Directors under the Plan.

         Eligibility for Options under the Plan is limited to Directors of the Company who, at the time of grant of an Option, are not, and have not been for at least one year, either an employee or officer of the Company or any of its Affiliates. As of July 30, 1998, three of the five Directors are eligible for Options under the Plan. The aggregate number of Shares under the Plan is 40,000 (subject to adjustments in order to prevent enlargement or dissolution as described above). The Shares are traded on the New York Stock Exchange, Inc. The reported closing bid quotation of the Shares, as reported by published financial sources on July 30, 1998, was $15.00; accordingly, the aggregate market value of 1,000 Shares based upon such bid quotation would be $15,000.

         The following table sets forth the benefits or amounts that will be received by or allocated to each of the following under the Plan, if it is approved by the Stockholders and if such benefits or amounts are determinable.


         NAME AND POSITION                         DOLLAR VALUE ($)(1)       NUMBER OF SHARES
Karl L. Blaha, President and Director(2)               -0-                         -0-
Executive Group                                        -0-                         -0-
Non-executive Director Group(3)                      $45,000                      3,000
Non-executive Officer Employee Group(4)                -0-                         -0-

(1) Based upon $15.00 per share, the closing bid quotation for the shares on July 30, 1998, as reported by published financial sources.

(2) All current executive officers, individually and as a group, are not eligible for Options under the Plan.

(3) Group consists of Messrs. Bode, Gonzalez and Harris, each of whom is an independent Director and each of whom is eligible to receive an Option to purchase 1,000 shares.

(4) All employees, including current officers, who are not executive officers as a group are not eligible for Options under the Plan.

OPTIONS

         Effective at the time of approval by the Stockholders of the Plan, each Independent Director will automatically be awarded an Option to purchase 1,000 Shares. In addition, for each year such Director continues to serve as a Director, he will be awarded an option covering 1,000 Shares on January 1 of each year. All Options are to be granted at "fair market value" (as defined in the Plan). All Options granted under the Plan will be exercisable for the lesser of ten years or one year after a Director ceases to serve on the Board of Directors for any reason, including death. Payment of the exercise price may be made in cash, in Shares already owned by the individual for at least six months, or with a combination of cash and Shares.

FEDERAL INCOME TAX CONSEQUENCES

         The Company has been advised by its counsel that under existing law, a recipient of a Stock Option granted under the Plan will not realize any taxable income from the grant of such Option and the Company will not be entitled to any tax deductions for income tax purposes. Upon the exercise of Options granted under the Plan, the Optionee will realize taxable ordinary income equal to the excess of the Fair Market Value of the Shares on the date the Option is exercised over the Option price, and the Company will be entitled to a corresponding deduction. The Company is entitled to a tax deduction at the same time in the amount taxable to the individual, provided the Company timely files the appropriate IRS Form 1099 for the individual.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

         Stockholder approval of the Plan is not required under the Articles of Incorporation or By-Laws. The Plan is being submitted for Stockholder approval in order to meet the requirements of the New York Stock Exchange. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the Plan.

         THE BOARD OF DIRECTORS RECOMMEND THE VOTE FOR ADOPTION AND APPROVAL OF THE AMERICAN REALTY TRUST, INC. DIRECTOR STOCK OPTION PLAN.

                                PROPOSAL THREE:
            INCREASE IN NUMBER OF AUTHORIZED SHARES OF SPECIAL STOCK

         The Board of Directors is recommending that Article Five of the Articles of Incorporation of the Company be amended to increase the number of authorized shares of Special Stock, $2.00 par value per share, from 20,000,000 shares to 50,000,000 shares. The affirmative vote of a majority of the shares outstanding and entitled to vote is required to approve the proposal to amend Article Five. Pursuant to this proposal, the first paragraph of Article Five of the Articles of Incorporation would be deleted and replaced in its entirety with the following:

                 "The Corporation shall have authority exercisable by its Board of Directors to issue not more than 100,000,000 shares of common voting stock, $.01 par value per share (the "Common Stock"), and 50,000,000 shares of a special class of stock, $2.00 par value per share (the "Special Stock"), which shall be designated as the Board of Directors may determine and which may be issued in series by the Board of Directors as hereinafter provided. Preferences, limitation, and relative rights with respect to the shares of each class of stock of the Corporation shall be as hereinafter set forth:"

         As of September _____, 1998, there were six series of the Company's Special Stock, which had been designated by the Board of Directors. The total number of shares designated in these series is 7,931,431 [15,431,431]. The Board of Directors recommends that the number of authorized shares be increased and thereby provide the Company with the ability to issue additional new shares of Special Stock.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF SPECIAL STOCK AUTHORIZED FOR ISSUANCE BY THE COMPANY.

                         SELECTION OF AUDITORS FOR 1998

         The Company's auditors for the 1997 fiscal year were BDO Seidman. A representative of BDO Seidman will attend the annual meeting. The Board of Directors has not selected the auditors for the Company for the 1998 fiscal year.

                                 OTHER MATTERS

         Management knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS

         The audited consolidated balance sheets of the Company, in comparative form as of December 31, 1997 and 1996, and the audited consolidated statements of operations and consolidated statements of cash flows for the years ended December 31, 1997, 1996 and 1995 are contained in the 1997 Annual Report to Stockholders. However, such report and the financial statements contained therein are not to be considered part of this solicitation.

                            SOLICITATION OF PROXIES

         This Proxy Statement is furnished to Stockholders to solicit proxies on behalf of the Directors of the Company. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication.
In addition, the Company has retained Shareholder Communications Corporation ("SCC") to assist in the solicitation of proxies. An agreement with SCC provides that it will distribute materials relating to the solicitation of proxies, contact Stockholders to confirm receipt of materials and answer questions relating thereto. SCC is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against certain liability incurred as a result of the provision of such services.

                                        By Order of the Board of Directors




                                        KARL L. BLAHA
                                        President


THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES AND THAT YOU VOTE FOR PROPOSAL TWO AND PROPOSAL THREE ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                          AMERICAN REALTY TRUST, INC.
                           DIRECTOR STOCK OPTION PLAN



                                   ARTICLE I
                      ESTABLISHMENT, PURPOSE AND DURATION

         1.01 ESTABLISHMENT OF THE PLAN. American Realty Trust, Inc., a Georgia corporation (herein called the "Company"), hereby establishes a stock option plan to be known as the "American Realty Trust, Inc. Director Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document.

         1.02 PURPOSE. The purpose of the Plan is to foster and promote the long term financial success, enhance the value, and advance the interests of the Company and its shareholders by attracting and retaining outstanding Directors (as defined below) for the Company and its shareholders by enabling them to participate in the Company's growth through automatic, nondiscretionary awards of Options. It is generally recognized that incentive plans aid in attracting and retaining individuals of exceptional ability to the Company because of the opportunity to acquire a proprietary interest in the business.

         1.03 EFFECTIVE DATE. The Plan shall become effective upon its approval by an affirmative vote of the holders of a majority of votes cast on such proposal of Shares present and entitled to vote at a meeting of Shareholders at which a quorum is present, which vote shall represent over 50% in interest of all voting securities of the Company entitled to vote therein, and the date of such approval by such Shareholders shall be the "Effective Date."

         1.04 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 8.01 herein, until all Shares then subject to it shall have been purchased or acquired according to the Plan's provisions. Notwithstanding the foregoing, the terms of the Plan may be amended in accordance with the provisions of Section 8.02.

                                   ARTICLE II
                                  DEFINITIONS

         2.01    DEFINED TERMS.   For the purposes hereof and as used herein,
the following terms set forth below shall have the meanings set forth below unless the context clearly indicates to the contrary:

                 (a) "Board" shall mean the Board of Directors of the Company.

                 (b) "Director" shall mean a member of the Board who is a "non-employee director", as defined in Rule 16b-3.

                 (c)      "Effective Date" shall have the meaning assigned in
         Section 1.03 of the Plan.

                 (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (e) "Exercise Price" shall mean, with respect to each Share subject to an Option, the price at which such Share may be purchased from the Company pursuant to the exercise of such Option.

                 (f) "Fair Market Value" shall mean (i) the closing sale price per Share on such date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal exchange or market in which the Shares are traded, as reported in The Wall Street Journal or other recognized financial publication or, (ii) if for any reason no such sales have occurred or, in the opinion of the Board, do not represent fair market value, then by such other method as the Board, in its sole discretion in good faith, shall determine to be appropriate.

                 (g) "Option" shall mean an option to purchase Shares granted pursuant to the provisions of the Plan.

                 (h) "Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase or receive or acquire Shares hereunder.

                 (i) "Optionee" shall mean a Director to whom an Option has been granted pursuant to the Plan.

                 (j) "Plan" shall mean the American Realty Trust, Inc. Director Stock Option Plan, the terms of which are set forth herein.

                 (k) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

                 (l) "Securities Act" shall mean the Securities Act of 1933, as amended.

                 (m) "Shares" shall mean the authorized shares of Common Stock, $.01 par value, of the Company or, in the event that the outstanding Shares are hereafter changed into or exchanged for other shares of a different class of securities of the Company or some other entity, such other shares or class of securities.

         2.02 OTHER DEFINITIONAL PROVISIONS. All terms defined in this Plan shall have the meanings set forth in Section 2.01 above when used in any Option Agreement or other document made or delivered pursuant to this Plan, unless the context therein shall otherwise require or unless re-defined therein. Defined terms used herein in the singular shall import the plural and vice versa. The words "hereof," "herein," "hereunder" and similar terms when used in this Plan shall refer to this Plan as a whole and not to any particular provision of the Plan.

                                  ARTICLE III
                                 ADMINISTRATION

         3.01    DUTIES AND POWERS OF THE BOARD.   The Plan shall be
administered by the Board. Subject to express provisions of the Plan, the Board shall have plenary authority, in its discretion, to interpret all matters involving the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine and to amend, subject to the concurrence of the holder of any Option, if required, the terms and provisions of the respective Option Agreement or any other agreement and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations on the matters referred to herein shall be conclusive for all purposes.

         3.02 EXPENSES OF PLAN. The expenses of administering the Plan shall be borne by the Company.

         3.03 RELIANCE ON REPORTS. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action, including the furnishing of information, taken or failure to act, if in good faith.

         3.04 INDEMNIFICATION. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation, as amended, or the By-Laws of the Company, as amended, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                   ARTICLE IV
                           SHARES SUBJECT TO THE PLAN

         4.01 LIMITATIONS. Subject to adjustment pursuant to the provisions of Section 4.02, a total of 40,000 Shares may be issued under the Plan. Such Shares may be authorized but unissued Shares, treasury Shares, or any combination thereof as determined from time to time by the Board. Shares may be issued pursuant to the exercise of any Option. In the event any Option shall expire or terminate for any reason without having been exercised in full, then, subject to the provisions of the Plan, the Shares subject to such Option shall again become available for the purposes of the Plan.

         4.02 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Not with-standing any other provision of the Plan, any Option Agreement or other agreement covering an Option may contain such provisions as the Board shall determine to be appropriate for the adjustment of the number and class of Shares subject thereto and of the purchase or acquisition prices thereof in the event of changes in the outstanding Shares by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of Shares and the like; and, in the event of any such change in the Shares, the aggregate number and class of Shares available under the Plan shall be adjusted in such manner as the Board shall in its sole discretion determine to be equitable and consistent for the purpose of the Plan and the applicable provisions of law and such determination shall be conclusive for all purposes of the Plan and of each Option Agreement or other agreement, whether theretofore or thereafter executed. In addition, the Board's determination with respect to any adjustment may provide for the elimination of fractional Share interests, if applicable, and the payment for same in cash.

                                   ARTICLE V
                                  ELIGIBILITY

         Eligibility in this Plan shall be limited to Directors.

                                   ARTICLE VI
                                GRANT OF OPTIONS

         6.01 GRANT AND AGREEMENT. Each Option granted pursuant to the terms of the Plan shall be evidenced by a written Option Agreement dated as of the date of grant and executed on behalf of the Company and the Optionee, which agreement shall set forth such terms and conditions as may be determined by the Board consistent with the Plan.

         6.02 ISSUANCE OF OPTION. Effective on the Effective Date, each Director then in office will automatically be awarded an Option under the Plan to purchase 1,000 Shares (subject to adjustment pursuant to Section 4.02). After the Effective Date, each Director shall be granted an Option on the first day of each year commencing with January 1, 1999 for 1,000 Shares (subject to adjustment pursuant to Section 4.02) if such Director is a Director of the Company on such date. A former Director who is not a Director at such date shall not receive a grant of any subsequent Option. In the event the number of Shares available for grants is insufficient to make all grants provided for in this Section 6.02, then the Directors entitled to a grant on such date shall share ratably in the number of Shares available and no further grants shall be made under this Plan. The term and exercise of each such Option shall be as set forth in Section 6.03 below. Nothing contained in this Plan or any agreement executed pursuant to this Plan shall be deemed to limit or confer upon any Director any right to serve as a Director for any period of time or to continue at any rate of compensation.

         6.03 TERM AND EXERCISE. The term of each Option granted under the Plan shall be for a fixed expiration date of the first to occur of (i) the tenth anniversary from the date such Option is granted or (ii) the first anniversary of the date the Director ceases to be a member of the Board. The Exercise Price of Shares issued pursuant to each Option shall be 100% of the Fair Market Value of the Shares on the date such Option is granted. The Shares subject to each Option may be exercised in full or in installments of equal or unequal amount at such times as shall be determined by the Optionee after the date of grant; provided, however, that no Option shall be exercised at any time for fewer than 100 Shares (or the total remaining shares covered by the Option if fewer than 100 Shares) during the term of the Option. The specified number of Shares will be issued upon receipt by the Company of (i) notice from the Optionee of exercise of an Option, and (ii) payment to the Company, of the Exercise Price for the number of Shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed by first class postage prepaid mail, addressed to the Treasurer of the Company at such place as the Company may designate from time to time. Certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Option. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to any Option until such Shares shall be issued to him upon the exercise of the Option.

         6.04 TRANSFERABILITY OF OPTIONS. Except as provided below, no Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Optionee, only by the Optionee or, if the Optionee is legally incapacitated, by his or her respective guardian or legal representative, regardless of any community property interests therein of any Optionee's spouse or such spouse's successors in interest; provided, however that an Option may be transferred to an immediate family member subject to such terms and conditions as the Board may approve from time to time.

         6.05 PURCHASE FOR INVESTMENT. Each Optionee receiving an Option pursuant to the Plan must represent, and agree to give such further representation as may be reasonably required by the Company upon the exercise of such Option or any part thereof, that any Shares purchased pursuant to such Option will be, or are, acquired for his own account for investment and not with a view to, or for offer or sale in connection with, the distribution thereof, unless in the opinion of counsel satisfactory to the Company that same is not necessary at such time.

         6.06 EFFECT OF DEATH OR OTHER TERMINATION FROM THE BOARD. Subject to the other provisions of the Plan, in the event that an Optionee ceases to be a member of the Board such Option may be exercised by the Optionee, such Optionee's legal representatives or by the person or persons to whom such Option has been transferred by will or the applicable laws of descent and distribution or any permitted transferee, within the period provided by Section 6.03.

         6.07 PAYMENT FOR SHARES. The Exercise Price for the Shares shall be paid in full when the Option is exercised. The Exercise Price may be paid in whole or in part in (i) cash, (ii) whole Shares owned by the individual for six months or longer, valued at their Fair Market Value on the date of exercise, (iii) by a combination of such methods of payment or (iv) such other consideration as shall constitute lawful consideration for the issuance of Shares and be approved by the Board (including without limitation, assurance satisfactory to the Board from a broker registered under the Exchange Act, of the delivery of the proceeds of an imminent sale of the Shares to be issued pursuant to the exercise of such Option, such sale to be made at the direction of the individual).

                                  ARTICLE VII
                        COMPLIANCE WITH LAW AND ISSUANCE
                      OF CERTIFICATES OR PAYMENT OF FUNDS

         7.01 COMPLIANCE WITH THE SECURITIES ACT. Each Option granted under the Plan shall contain such provisions or undertakings by the Optionee pertaining to the re-sale or distribution of any Shares acquired pursuant to such Option as the Company shall deem appropriate and necessary to comply with the Securities Act, and the rules, regulations and administrative interpretations thereunder; provided that the Company may waive any such provisions or undertakings if the Company shall determine that same are no longer required under said Securities Act, rules, regulations or interpretations, or are otherwise unnecessary.

         7.02 GOVERNMENTAL APPROVAL. Each Option shall be subject to the requirement that if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Option or the issuance or acquisition of Shares thereunder, no such Option shall be effective unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         7.03 ISSUANCE OF CERTIFICATES AND PAYMENT OF FUNDS. The Company shall not be required to issue or deliver any certificate for Shares to be purchased or issued, or any funds required to be paid by the Company upon the exercise of any Option granted under the Plan or any portion thereof, pursuant to any Option Agreement or any other agreement relating to the Plan prior to the fulfillment of all of the following conditions:

                 (a) compliance with any requirements under Section 7.01 above;

                 (b)      compliance with any applicable requirements under
         Section 7.02 above;

                 (c) the lapse of such reasonable period of time following the exercise of the Option as the Board, from time to time, may establish for reasons of administrative convenience; and

                 (d) if pursuant to any applicable statute or regulation, as then in effect, if such issuance or delivery would be in violation of any statute, law, rule or regulation, whether federal or state.

         7.04 SHARE WITHHOLDING. Whenever the Company is required to withhold taxes upon the exercise of an Option, the Company shall have the right to withhold a number of Shares sufficient to satisfy such tax requirements.

                                  ARTICLE VIII
                           TERMINATION, AMENDMENT AND
                            MODIFICATION OF THE PLAN

         8.01 TERMINATION OF PLAN. The Plan may be terminated at any time by the Board except with respect to Options then outstanding under the Plan. No termination of the Plan may, without the consent of the person to whom any Option shall theretofore been granted, adversely affect the rights of such person under such Option.

         8.02 AMENDMENT. The Board may, at any time and from time to time, alter, amend, suspend or discontinue the Plan and the rules for its administration as the Board may deem advisable in order that any Options thereunder shall conform to or otherwise reflect any change in applicable laws or regulations or to permit the Company or the Directors to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that the Board may not, without further approval by a majority of votes cast on such proposal provided the total votes cast thereon represents over 50% in interest of the holders of the then outstanding voting securities of the Company entitled to vote thereon,

                 (a) increase (other than by adjustments provided for by Section 4.02) the maximum number of Shares which may be issued pursuant to all Options granted under the Plan,

                 (b) materially modify the requirements as to eligibility for participation in the Plan, or

                 (c) materially increase the benefits accruing to Directors under the Plan,

and, provided further, that no such amendment or modification of the Plan may, without the consent of the person to whom any Option shall theretofore have been granted, adversely affect the rights of such person under such Option.

                                   ARTICLE IX
                                 MISCELLANEOUS

         9.01 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

         9.02 REQUIREMENTS OF LAW. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         9.03 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 26, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          AMERICAN REALTY TRUST, INC.


    The undersigned hereby appoints THOMAS A. HOLLAND and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Annual Meeting of Stockholders of AMERICAN REALTY TRUST, INC., to be held on Monday, October 26, 1998, at 2:00 p.m. (Dallas time), or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.  ELECTION OF DIRECTORS:

    FOR the nominee(s)                      WITHHOLD AUTHORITY TO
    (except as marked to the              vote for the nominee(s)
    contrary below)       [ ]              listed below     [ ]

                 Karl L. Blaha     Roy E. Bode      Al Gonzalez
                       Cliff Harris     Oscar W. Cashwell

         Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below. When a proxy card is property executed and returned, the Shares represented thereby will be voted in favor of the election for each of the nominees, unless authority to vote for any such nominee is specifically withheld.
         There will be no cumulative voting for the election of Directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Directors takes action to reduce the number of Directors, for such other person(s) as he or she may select in place of such nominees.

--------------------------------------------------------------------------------

2.       PROPOSAL TO APPROVE THE DIRECTOR STOCK OPTION PLAN:

                 FOR  [ ]         AGAINST  [ ]     ABSTAIN  [ ]

3. PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF SPECIAL STOCK:

                 FOR  [ ]         AGAINST  [ ]     ABSTAIN  [ ]

--------------------------------------------------------------------------------

4.       OTHER BUSINESS:

         I AUTHORIZE the aforementioned proxies in their discretion:

                 FOR  [ ]         AGAINST  [ ]      ABSTAIN  [ ]

         to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS OF AMERICAN REALTY TRUST, INC. RECOMMENDS A VOTE FOR EACH OF THE NOMINEES AND FOR PROPOSAL TWO AND PROPOSAL THREE.

YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE BOARD OF DIRECTORS BY MARKING THE BOXES FOR ELECTION OF THE DIRECTORS AND FOR PROPOSAL TWO AND FOR PROPOSAL THREE. PLEASE SIGN, DATE AND MAIL THIS CARD TODAY IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED ABOVE, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL TWO AND PROPOSAL THREE. THIS PROXY REVOKES ALL PREVIOUS PROXIES.

            (continued and to be signed and dated on the other side)

        PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY

                              [reverse]

              (continued from other side)

                 Dated:_______________, 1998

                 x
                  ---------------------------
                 Signature

                 x
                  ---------------------------
                 Signature (if held jointly)

                 x
                  ---------------------------
                 Title

         Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for corporation, please sign full corporate name by an authorized officer. When signing for a partnership, please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares held in all capacities.